UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
February 16, 2011

Asbury Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31262	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

2905 Premiere Parkway NW, Suite 300 Duluth, GA	30097

(Address of principal executive offices)	(Zip Code)

(770) 418-8200
(Registrant's telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendment to Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

At a meeting of the Board of Directors of Asbury Automotive Group, Inc. (the "Company") on February 16, 2011, the Board adopted amendments to the Company's Code of Business Conduct and Ethics (the “Code”). A copy of the Code, as amended, is filed as Exhibit 14.1 and incorporated herein by reference, and is also posted on the Company's web site at www.asburyauto.com.
The adopted amendments revise the Code to: (a) expand the Company's prohibition on retaliation; (b) highlight the importance of internal reporting; and (c) add provisions for safety, intellectual property, environmental and privacy issues.
The amendments took effect upon adoption by the Board of Directors, and were, in part, in response to the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description

14.1	Code of Business Conduct and Ethics for Directors, Officers and Employees of Asbury Automotive Group, Inc., as amended on February 16, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: February 22, 2011	By:	/s/ Craig T. Monaghan
	Name:	Craig T. Monaghan
	Title:	President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

14.1	Code of Business Conduct and Ethics for Directors, Officers and Employees of Asbury Automotive Group, Inc., as amended on February 16, 2011